Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[*****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Amendment 1

(- “Amendment 1” -)

to the

License Agreement

(- “License Agreement” -)

entered into by

AnalytiCon Discovery GmbH and Pharvaris BV on 31st March 2016,

This Amendment 1 is made between

Pharvaris Netherlands BV

Leiden BioScience Park, J.H.Oortweg 21, 2333 CH Leiden, The Netherlands

- “Pharvaris” -

and

AnalytiCon Discovery GmbH

Hermannswerder Haus 17,14473 Potsdam, Germany

- “AnalytiCon” –

AnalytiCon and Pharvaris in the following also referred to individually as “Party” or collectively as “Parties” -

Preamble

The Parties wish to clarify the use of confidential information and IP after termination of the License Agreement and certain other matters.

Now, therefore, the Parties agree as follows:

1.	At the end of sentence 2 of Section 9.5 of the License Agreement, the following words shall be added:

“, except that rights of the Receiving Party to continue storage and use of confidential information which follow from Section 10 shall remain unaffected.”.

2.	In Section 10.2.2 between the first and the second sentence the following new sentence shall be inserted:

“The Parties agree that, unless a shorter or longer deadline appears adequate under the individual circumstances, a deadline of [*****] is to be considered reasonable.”

At the end of Section 10.2.2 the following sentence shall be added:

“If applicable mandatory law allows for a termination for cause without prior written notice and deadline, such mandatory law shall remain unaffected.”

3.	In Section 10.3.2 after the words “(v) AnalytiCon shall pay to Pharvaris” the following words shall be added:

“until the expiry of the Term”.

At the end of Section 10.3.2 the following sentence shall be added:

“For the avoidance of doubt, after expiry of the Term a license, if any, granted to AnalytiCon under Section 10.3.2 first sentence shall continue to be effective and shall survive the termination of this Agreement, all licensed know-how and embodiments of such know-how shall remain with AnalytiCon and AnalytiCon shall be entitled to continue any use of the Licensed Compound(s), Licensed Product(s), Licensed IP and the B2R Project Results, which, for the avoidance of doubt, remain with Pharvaris, while the payment obligations under Section 10.3.2 shall cease upon expiry of the Term.”

4.	In Section 10.3.3 the words “until the expiry of the last Patent of the Licensed IP” shall be replaced by the following words:

“until the expiry of the Term”.

5.	At the end of Section 10.3 the following new Sections 10.3.4 and 10.3.5 shall be added:

“10.3.4

For the avoidance of doubt, the payment obligations pursuant to Section 10.3.2 or Section 10.3.3 above following a termination for cause shall not result in a duplication of payment obligations that have been fulfilled (or incurred, but not yet fulfilled) already prior to the respective termination for cause.

10.3.5

For the avoidance of doubt, except to the extent stated otherwise in Section 10.3.2, after expiry of the Term the Exclusive License and all rights granted and to be granted to Pharvaris under this Agreement shall continue to be effective and shall survive the termination of this Agreement, all licensed know-how and embodiments of such know-how shall remain with Pharvaris and Pharvaris shall be entitled to continue any use of the Licensed Compound(s), Licensed Product(s), Licensed IP and the B2R Project Results, which also remain with Pharvaris, while the payment obligations under Section 5 shall cease upon expiry of the Term.”

6.	In Section 15.5 the address of Pharvaris after the words “If to Pharvaris:” shall be replaced by the following:

“Pharvaris Netherlands BV

Leiden BioScience Park

J.H.Oortweg 21

2333 CH Leiden

The Netherlands

Attention: Pharvaris BV, Executive Director

Phone: [*****]

Fax: none”

7.	The License Agreement shall stay in force to the extent not explicitly amended by this Amendment 1.

IN WITNESS THEREOF, the Parties hereto have caused this Amendment 1 to be executed in duplicate by their respective duly authorized representatives.

Date / Place Potsdam, January 8, 2021	Date / Place January 9, 2021
AnalytiCon Discovery GmbH	Pharvaris Netherlands BV, represented by its sole board member Pharvaris BV
(AnalytiCon)	(Pharvaris)

/s/ Dr. Lutz Mller-Kuhrt	/s/ Berndt Modig

Dr. Lutz Müller-Kuhrt	Berndt Modig

Chief Executive Officer	Chief Executive Officer

Date / Place Potsdam, January 8, 2021

/s/ Jochen Gatter

Jochen Gatter

Chief Financial Officer

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